For the semi-annual period ended 4/30/98
File number: 811-4611


                         SUB-ITEM 77 L
         Changes in Accounting Principles and Practices

     On  December 12, 1997, the Directors voted to
change  the Fund's dividend policy, replacing  the
semi-annual   distribution   with   a    quarterly
distribution.






























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